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EXHIBIT 23.2


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Amendment No. 1 to Registration Statement on Form S-1 (No. 333-126491) of Genius Products, Inc. of our report, dated February 24, 2005, appearing in the Prospectus, which is part of this Registration Statement.


We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.


/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP


Los Angeles, California
July 21, 2005